                                                                   EXHIBIT 4.6.1

                         UNION BANK OF CALIFORNIA, N.A.
                               4200 LINCOLN PLAZA
                                 500 NORTH AKARD
                               DALLAS, TEXAS 75201


                                November 2, 2001


Chesapeake Energy Corporation
Chesapeake Exploration Limited Partnership
6100 North Western Avenue
Oklahoma City, Oklahoma 73118

Re: Second Amended and Restated Credit Agreement dated as of June 11, 2001 (as amended, supplemented or restated, the "Credit Agreement"), by and among Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership ("Borrower"), Chesapeake Energy Corporation, an Oklahoma corporation ("Company"), Bear Stearns Corporate Lending Inc., as syndication agent ("Syndication Agent"), Union Bank of California, N.A., as administrative agent and collateral agent ("Administrative Agent"), and the several banks and other financial institutions or entities from time to time parties thereto ("Lenders")

Ladies and Gentlemen:

         Reference is hereby made to the Credit Agreement. Terms which are defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings given them in the Credit Agreement.

         Borrower and Company have informed Administrative Agent and Lenders that they intend to enter into the following transactions (collectively, the "Proposed Transactions"):

         o Company intends to acquire RAM Energy, Inc. by merging Carmen Acquisition Corp. (a Subsidiary of Company) with RAM Energy, Inc. (the "RAM Acquisition") in consideration for the issuance of Capital Stock of Company and the unsecured commitment by Company to make cash payments of up to $10,000,000 over a period of time not to exceed three years pursuant to the terms of the related merger agreement (the "RAM Cash Payments"). In connection with the RAM Acquisition, Company intends to purchase all of the outstanding 11 1/2% Senior Notes due 2008 (the "RAM Notes") issued by RAM Energy, Inc. from the holders thereof for cash (the "RAM Note Purchases").

         o Company intends to acquire Sapient Energy Corp. for $132,000,000 cash (subject to customary adjustments) by merging a Subsidiary of Company with Sapient Energy Corp. (the "Sapient Acquisition").

         o Borrower intends to acquire certain oil and gas properties from Apache Corporation for $41,000,000 cash (subject to customary adjustments) (the "Apache Acquisition").

         o Company intends to issue new Senior Notes in the aggregate face amount of up to $250,000,000, providing (a) for an interest rate at the then prevailing market rate of interest, but not more than 8 3/8%, (b) for a maturity date of not sooner than seven years from the date of issuance, and (c) for covenants, mandatory prepayments, defaults, and events of default no more restrictive than Company's 8 1/8% Notes (the "New Notes").

         o Company intends to issue new Cumulative Convertible Perpetual Preferred Stock in the aggregate face amount of at least $125,000,000 but not more than $150,000,000 plus a 15% over allotment with a coupon not to exceed 7 1/2% (the "New Preferred Stock").

         Borrower and Company have requested that Administrative Agent and Lenders consent to certain of the Proposed Transactions. Accordingly, subject to the terms and provisions hereof, Administrative Agent and Lenders hereby:

                  (a) (i) consent to the RAM Note Purchases, (ii) waive any violations of the Credit Agreement resulting therefrom, and (iii) agree that such RAM Note Purchases shall be permitted in addition to the Investments otherwise permitted pursuant to Section 7.7 of the Credit Agreement; provided that (1) at the time of each RAM Note Purchase, no Default or Event of Default has occurred which is continuing, (2) the RAM Note Purchases shall be approved by the Board of Directors of Company, (3) the aggregate cash purchase price for all RAM Note Purchases paid to the holders thereof pursuant to this Letter Agreement (and the Letter Agreement dated September 10, 2001 among Borrower, Company, Administrative Agent, and certain Lenders) shall not exceed $90,000,000 (excluding accrued interest paid in connection with such purchases) and must occur on or before March 31, 2002, (4) the Subsidiary surviving the RAM Acquisition shall not be merged or consolidated with or into any Subsidiary of Company prior to the purchase by Company of all of the outstanding RAM Notes, (5) Company shall not resell any RAM Notes purchased by Company, and (6) except as otherwise provided herein, nothing in this Letter Agreement shall allow any Person to make any other new Investments not allowed pursuant to
         Section 7.7 of the Credit Agreement; and

                  (b) (i) consent to the RAM Cash Payments, (ii) waive any violations of the Credit Agreement resulting therefrom, and (iii) agree that such RAM Cash Payments shall be permitted in addition to the Indebtedness otherwise permitted pursuant to Section 7.2 of the Credit Agreement; provided that (1) at the time of each RAM Cash Payment, no Default or Event of Default has occurred which is continuing, (2) the RAM Cash Payments shall be approved by the Board of Directors of Company, (3) the aggregate amount of all RAM Cash Payments paid to the holders thereof pursuant to this Letter Agreement shall not exceed $10,000,000 plus interest thereon at up to six percent (6%) per annum, (4) the Subsidiary surviving the RAM Acquisition shall become a Subsidiary Guarantor under the Credit Agreement pursuant to Section 6.9(b) thereof, and (5) except as otherwise provided herein, nothing in this Letter Agreement shall allow any Person to incur any other new Indebtedness not allowed pursuant to
         Section 7.2 of the Credit Agreement; and

                  (c) (i) consent to the Sapient Acquisition and (ii) waive any violations of the Credit Agreement resulting therefrom; provided that
         (1) at the time of the Sapient Acquisition, no Default or Event of Default has occurred which is continuing, (2) the Sapient Acquisition shall be approved by the Board of Directors of Company, (3) the Subsidiary surviving the Sapient Acquisition shall become a Subsidiary Guarantor under the Credit Agreement pursuant to Section 6.9(b) thereof, (4) the Sapient Acquisition shall be consummated on or before January 31, 2002 and (5) except as otherwise provided herein, nothing in this Letter Agreement shall allow any Person to make any other new Investments not allowed pursuant to Section 7.7 of the Credit Agreement; and

                  (d) (i) consent to the issuance of the New Notes, (ii) waive any violations of the Credit Agreement resulting therefrom, and (iii) agree that such New Notes shall be permitted in addition to the Indebtedness otherwise permitted pursuant to Section 7.2 of the Credit Agreement; provided that (1) at the time of the issuance of the New Notes, no Default or Event of Default has occurred which is continuing,
         (2) the issuance of the New Notes shall be approved by the Board of Directors of Company, (3) the issuance of the New Notes shall be consummated on or before December 31, 2001, and (4) except as otherwise provided herein, nothing in this Letter Agreement shall allow any Person to incur any other new Indebtedness not allowed pursuant to
         Section 7.2 of the Credit Agreement; and

                  (e) (i) consent to the payment of cash dividends in respect of the New Preferred Stock in the aggregate face amount not to exceed $150,000,000 plus a 15% over allotment (the "New Preferred Dividends"),
         (ii) waive any violations of the Credit Agreement resulting therefrom, and (iii) agree that such New Preferred Dividends shall be permitted in addition to the Restricted Payments otherwise permitted pursuant to
         Section 7.6 of the Credit Agreement; provided that (1) at the time of the declaration of such New Preferred Dividends, no Default or Event of Default has occurred which is continuing, (2) the payment of the New Preferred Dividends shall be declared by the Board of Directors of Company, and (3) nothing in this Letter Agreement shall allow any Person to make any other new Restricted Payments not allowed pursuant to Section 7.6 of the Credit Agreement.

The limitations set forth in clauses (a) and (c) above shall not be deemed to restrict Investments otherwise allowed under clause (n) of Section 7.7 of the Credit Agreement.

         Company hereby agrees (a) to consummate the issuance of the New Preferred Stock in the aggregate face amount of at least $125,000,000 on or before December 31, 2001 and (b) that the failure to consummate the issuance of such New Preferred Stock shall constitute an Event of Default under the Credit Agreement.

         In consideration of this Letter Agreement, provided that Majority Lenders are signatory to this Letter Agreement on or before 2:00 p.m., Dallas, Texas time on the date hereof, Borrower will pay to Administrative Agent, for the account of each Lender, an amendment fee determined by multiplying .075% times such Lender's Revolving Commitment, which shall be due and payable on the date hereof.

         The Credit Agreement is hereby ratified and confirmed in all respects. Except as expressly set forth above, the execution, delivery and effectiveness of this Letter Agreement shall not operate as a waiver of any right, power or remedy of Administrative Agent or Lenders under the Credit Agreement, the Notes, or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement, the Notes, or any other Loan Document.

         By its execution below, each Guarantor hereby (i) consents to the provisions of this Letter Agreement and the transactions contemplated herein,
(ii) ratifies and confirms the Guarantee Agreement dated as of June 11, 2001 made by it for the benefit of Administrative Agent and Lenders and the other Loan Documents executed pursuant to the Credit Agreement, (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Letter Agreement and the other documents and instruments executed in connection herewith, and (iv) agrees that the Guarantee Agreement and such other Loan Documents shall remain in full force and effect.

         This Letter Agreement is a "Loan Document" as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto. This Letter Agreement may be executed in multiple counterparts, all of which shall constitute one Letter Agreement. This Letter Agreement may be validly executed by facsimile or other electronic transmission.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]


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         Please execute a copy of this Letter Agreement in the space provided below to evidence your agreement to and acknowledgment of the foregoing.


                                   Very truly yours,

                                   UNION BANK OF CALIFORNIA, N.A.
                                   Administrative Agent, Collateral Agent
                                   and Lender




                                   By:    /s/ CARL STUTZMAN
                                      -----------------------------------------
                                      Name:   Carl Stutzman
                                      Title:  Senior Vice President and Manager


                                   By:    /s/ SEAN MURPHY
                                      -----------------------------------------
                                      Name:   Sean Murphy
                                      Title:  Assistant Vice President

ACKNOWLEDGED AND AGREED
to as of the date first written above:

BORROWER:

CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP

By: Chesapeake Operating, Inc., its general partner


By:    /s/ MARTHA A. BURGER
   ------------------------------------
   Name:   Martha A. Burger
   Title:  Treasurer

GUARANTORS:

CHESAPEAKE ENERGY CORPORATION




By:   /s/ MARTHA A. BURGER
   ------------------------------------
   Name:  Martha A. Burger
   Title: Treasurer

THE AMES COMPANY, INC.




By:   /s/ MARTHA A. BURGER
   ------------------------------------
   Name:  Martha A. Burger
   Title: Treasurer

ARKOMA PITTSBURG HOLDING CORPORATION




By:   /s/ MARTHA A. BURGER
   ------------------------------------
   Name:  Martha A. Burger
   Title: Treasurer

CHESAPEAKE ACQUISITION CORPORATION




By:   /s/ MARTHA A. BURGER
   ------------------------------------
   Name:  Martha A. Burger
   Title: Treasurer

CHESAPEAKE ENERGY LOUISIANA CORPORATION




By:   /s/ MARTHA A. BURGER
   ------------------------------------
   Name:  Martha A. Burger
   Title: Treasurer

CHESAPEAKE OPERATING, INC.



By:   /s/ MARTHA A. BURGER
   ------------------------------------
   Name:  Martha A. Burger
   Title: Treasurer

CHESAPEAKE OPERATING, INC., as General Partner of
Chesapeake Panhandle Limited Partnership



By:   /s/ MARTHA A. BURGER
   ------------------------------------
   Name:  Martha A. Burger
   Title: Treasurer

CHESAPEAKE ROYALTY COMPANY



By:   /s/ MARTHA A. BURGER
   ------------------------------------
   Name:  Martha A. Burger
   Title: Treasurer

CHESAPEAKE OPERATING, INC., as General Partner of
Chesapeake-Staghorn Acquisition L.P.



By:   /s/ MARTHA A. BURGER
   ------------------------------------
   Name:  Martha A. Burger
   Title: Treasurer

CHESAPEAKE OPERATING, INC., as General Partner of
Chesapeake Louisiana, L.P.



By:   /s/ MARTHA A. BURGER
   ------------------------------------
   Name:  Martha A. Burger
   Title: Treasurer

CHESAPEAKE OPERATING, INC., as General Partner of
Chesapeake Exploration Limited Partnership




By:   /s/ MARTHA A. BURGER
   ------------------------------------
   Name:  Martha A. Burger
   Title: Treasurer

GOTHIC ENERGY CORPORATION




By:   /s/ MARTHA A. BURGER
   ------------------------------------
   Name:  Martha A. Burger
   Title: Treasurer

GOTHIC PRODUCTION CORPORATION




By:   /s/ MARTHA A. BURGER
   ------------------------------------
   Name:  Martha A. Burger
   Title: Treasurer

NOMAC DRILLING CORPORATION




By:   /s/ MARTHA A. BURGER
   ------------------------------------
   Name:  Martha A. Burger
   Title: Treasurer


                                       LENDERS:

                                       BANK OF OKLAHOMA, N.A.

                                       By:   /s/ JOHN N. HUFF
                                          --------------------------------------
                                          Name:  John N. Huff
                                          Title: Vice President



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                                       BANK OF SCOTLAND


                                       By:   /s/ JOSEPH FRATUS
                                          --------------------------------------
                                          Name:  Joseph Fratus
                                          Title: Vice President

                                       BEAR STEARNS CORPORATE LENDING INC.


                                       By:    /s/ VICTOR F. BULZACCHELLI
                                          --------------------------------------
                                          Name:   Victor F. Bulzacchelli
                                          Title:  Managing Director

                                       BNP PARIBAS


                                       By:    /s/ A. DAVID DODD
                                          --------------------------------------
                                          Name:   A. David Dodd
                                          Title:  Vice President

                                       By:    /s/ LARRY ROBINSON
                                          --------------------------------------
                                          Name:   Larry Robinson
                                          Title:  Vice President

                                       COMERICA BANK - TEXAS


                                       By:    /s/ PETER L. SELZIK
                                          --------------------------------------
                                          Name:   Peter L. Selzik
                                          Title:  Corporate Banking Officer

                                       COMPASS BANK


                                       By:    /s/ KATHLEEN J. BOWEN
                                          --------------------------------------
                                          Name:   Kathleen J. Bowen
                                          Title:  Vice President

                                       CREDIT AGRICOLE INDOSUEZ


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



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                                       NATEXIS BANQUES POPULAIRES


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       NATIONAL BANK OF CANADA, NEW YORK BRANCH

                                       By: /s/ DOUG CLARK
                                          --------------------------------------
                                          Name:  Doug Clark
                                          Title: Vice President




                                       By: /s/ RANDALL K. WILHOIT
                                          --------------------------------------
                                          Name:  Randall K. Wilhoit
                                          Title: Vice President

                                       RZB FINANCE LLC


                                       By: /s/ F. DIETER BEINTREXLER
                                          --------------------------------------
                                          Name:  F. Dieter Beintrexler
                                          Title: President

                                       By: /s/ ASTRID WILKE
                                          --------------------------------------
                                          Name:  Astrid Wilke
                                          Title: Vice President

                                       SUMITOMO MITSUI BANKING CORPORATION


                                       By: /s/ DAVID A. BUCK
                                          --------------------------------------
                                          Name:  David A. Buck
                                          Title: Senior Vice President

                                       TORONTO DOMINION (TEXAS), INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       U.S. BANK NATIONAL ASSOCIATION

                                       By:   /s/ M. WARD POLZIN
                                          --------------------------------------
                                          Name:  M. Ward Polzin
                                          Title: Vice President


                                       WASHINGTON MUTUAL BANK, FA


                                       By:   /s/ MARK M. ISENSEE
                                          --------------------------------------
                                          Name:  Mark M. Isensee
                                          Title: Vice President


                                       CREDIT LYONNAIS NEW YORK BRANCH


                                       By:   /s/ BERNARD WEYMULLER
                                          --------------------------------------
                                          Name:  Bernard Weymuller
                                          Title: Senior Vice President